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                                                                   Exhibit 99.1

                           Section 906 Certification

   The following statement is provided by the undersigned to accompany the Annual Report on Form 10-K for the annual period ended December 28, 2002 pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be deemed filed pursuant to any provision of the Securities Exchange Act of 1934 or any other securities law.

   Each of the undersigned certifies that the foregoing Annual Report on Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m) and that the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Corvis Corporation.

Name:    David R. Huber, Ph.D.                  Name:    Lynn D. Anderson
Title:   Chairman of the Board and              Title:   Senior Vice President, Chief Financial
         Chief Executive Officer                         Officer and Treasurer
Company: Corvis Corporation                     Company: Corvis Corporation